EXHIBIT 10.1

                        MINERAL PROPERTY OPTION AGREEMENT

THIS AGREEMENT is dated the 6th of July 2010.

BETWEEN

          PENOLA INC. a company duly incorporated in the State of Nevada having an office at Suite 212, 1802 North Carson Street, Carson City, Nevada 89701

          ("OPTIONEE")

AND

          GEORGE FRANCIS LEE of PO Box 343 Donnybrook WA 6239

          ("OWNER")

WHEREAS

A. The Owner legally and beneficially owns Exploration License E 80/3757 located in the Halls Creek Shire in Western Australia and more particularly described on the attached Schedule "A" (collectively the "Property").

B. The Owner wishes to grant an exclusive option to the Optionee to acquire one hundred percent (100%) interest in and to the Property and the Optionee wishes to acquire the same on the terms and conditions set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1.       GRANT OF OPTION

1.1 The Owner hereby gives and grants the Optionee the sole and exclusive right and option (the "Option") to acquire from the Owner a one hundred percent (100%) undivided legal, beneficial and register-able interest in and to the Property in accordance with the terms of this Agreement.

1.2 The consideration in order for the Optionee to exercise the Option andto earn its interest in the Property will be as follows:

1.2.1 Upon signing this formal option agreement, cash consideration of $7,000, Australian Dollars.

1.2.2 The option period is for two years from the date of signing of this agreement.

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1.2.3    Net Smelter  Return  Royalty:  The property shall not be subject to net smelter royalty out side that which may be negotiated when securing registered interested Native Title Party agreements.

1.2.4    Maintenance  of  Property in Good  Standing:  During the tenure of this agreement,  the  Owner  undertakes  to  meet  the  minimum  expenditure commitment on the property and arrange and pay for sufficient exploration work to be carried out on the property to keep the property in good standing from the date of the agreement. Expenditure shall be of a nature that is permissible to be claimed as expenditure in connection with mining as defined by the Mining Act 1978 and Mining Regulations 1981 (as amended). Expenditure can include geological services, drilling, sampling, assaying, aerial photography, any geotechnical service such as geophysics, aerial magnetic surveys, ground surveys, field inspections by qualified persons, being geologists and geoscientists, mapping, soil sampling, stream sediment sampling and any other recognised geological service that can be applied to the tenements that will investigate the potential of the tenements

1.2.5 The exercise price of the option is $200,000 cash to be paid at the same time that the Notice of Exercise of Option is sent to the Owner. The payment is to be made in Australian Dollars and can be made by a recognised Bank Cheque.

1.3 Upon failure of the Optionee to deliver the consideration comprising the Option payment within the time period set forth herein, the Owner shall provide the Optionee with a written notice of default and the Optionee shall have a period of 30 days following receipt of such notice of default to rectify the same, failing which this Agreement shall automatically terminate at the end of such 30 days notice period without further notice from the Owner.

2.       REGISTRATION AND TRANSFER OF PROPERTY INTEREST

2.1 Upon request by the Optionee and at any time after the terms of this Agreement have been met, the Owner shall transfer the Property to the Optionee and record the transfer with appropriate recorded.

3.       REPRESENTATIONS AND WARRANTIES

3.1      The Optionee represents and warrants to the Owner that:

          a) it is a company duly incorporated, validly subsisting, and in good standing under the laws of the State of Nevada;

          b) it has full power and authority to enter into and perform its obligations under this Agreement;

          c) and the signing, delivery and performance of this Agreement will not conflict with any other Agreement; and

          d) The Optionee is not a reporting issuer and the common shares of the Optionee are not listed for trading any stock exchange.

3.2      The Owner hereby represents and warrants to the Optionee that:

          (a) He has full power, capacity and authority to enter into and perform their obligations under this Agreement;

          (b) He is the beneficial and registered owner of Exploration License E 80/3757;

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          (c)  The  Property  is  accurately  described  in  Schedule A attached hereto and forming a material part of this Agreement; and

          (d) The Owner have the exclusive right to enter into this Agreement and have all necessary authority to dispose of their interest in and to the Property in accordance with the terms of this Agreement.

4.       COVENANTS OF THE OWNER

4.1 While the Option remains outstanding, the Owner covenants and agree to the Optionee that:

          (a) As long as the Optionee is not in default hereunder, not do any act or thing which would in any way adversely affect the rights of the Optionee hereunder;

          (b) Make available to the Optionee and its representatives all records, maps, drill core and files in their possession relating to the Property and permit the Optionee and its representative at their own risk and expense to take abstracts there form and make copies thereof;

          (c) Co-operate with the Optionee in obtaining any access, surface or other rights on or related to the Property s the Optionee reasonable deems desirable; and

          (d) For the period of this agreement, the Owner will offer to the Optionee any further claims/property the Owner stakes within 2 kilometres from the Property.

5.       ASSIGNMENT

5.1 Upon providing written notice to the other party in accordance with the terms of this Agreement, either party may assign its respective rights and obligations under this Agreement, provided that the assignee executes an assumption of all of the assignor's obligations hereunder and agrees to be bound by all terms and conditions of this Agreement. No such assignment shall in any way enlarge or diminish the right of obligations of the Optionee or Owner hereunder. Upon the assumption by the assignee of the assignor's obligations, the assigning party shall be fully released from and shall not be liable or responsible to the non-assigning party in any way for any duties, costs, payments or other liabilities or obligations that thereafter arise or accrue directly or indirectly under this Agreement

6.       TERMINATION OF OPTION

6.1 The Optionee may at any time terminate this Agreement by giving 30-day advance written notice of said termination to Owner. On or promptly after delivery of the notice of termination, the Owner shall execute and deliver to the Optionee a written release of the Agreement in proper form for recording.

7.       GENERAL PROVISIONS

7.1.1 Events of FORCE MAJEURE shall suspend the obligations of the parties hereto for their duration, except for payments of sums of money and for taxes and fees due and owing on the Property.

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7.1.2    It is  understood  and agreed that the  language of this  agreement  is
         English with the consent of the parties hereto.

7.1.3    This agreement shall be governed by the laws of the State of Nevada.

7.1.3.1 In the event of a dispute between the parties arising out of this agreement the matter shall be referred to the arbitration of one person. The decision of the arbitrator soappointed shall be final and binding upon the parties hereto. All costs and expenses of such arbitration shall be borne by the parties hereto equally. This agreement constitutes the entire agreement between the Optionee and the Owner pertaining to the Property and supersedes all prior and contemporaneous agreements, whether oral or written, between the parties in connection with the Claims. No supplement, modification or waiver of this agreement shall be binding unless executed in writing by the parties to be bound thereby.

7.1.4 The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect this agreement to its full effect.

7.1.5    Time shall be of the essence in the performance of this agreement.

7.1.6 This agreement shall ensure to the benefit of and be binding on the parties hereto and their respective successors and assigns.

7.1.7 This agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which will constitute one agreement. Facsimile signatures are acceptable and binding.

         This Agreement may be executed in several counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed are deemed to be an original and such counterparts and facsimile copies together will constitute one and the same instrument.

ACCEPTED AND AGREED TO:

PENOLA INC.


/s/ Filomena Gencarelli
------------------------------------
Filomena Gencarelli - President

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ACCEPTED AND AGREED TO:


/s/ George Francis Lee
------------------------------------
George Francis Lee


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                                  SCHEDULE "A"

                                    PROPERTY

         TENURE NO.                     CLAIM NAME                 SIZE
         ----------                     ----------                 ----

Exploration License E 80/3757           Halls Creek              324.1437 ha


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